EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 25, 2003 included in this Form 11-K Annual Report for the Southern California Water Company Investment Incentive Program for the year ended December 31, 2002, into the previously filed S-8 Registration Statement, Filed on August 13, 1998 (File No. 333-47647), of American States Water Company, as the successor issuer of Southern California Water Company (File No. 33-71226) pursuant to the Agreement of Merger.

BDO SEIDMAN, LLP

Los Angeles, California
June 25, 2003

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